UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

Morton’s Restaurant Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12692	13-3490149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 North LaSalle Street, Suite 500

Chicago, Illinois 60654

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 923-0030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2010, the Board of Directors of Morton’s Restaurant Group, Inc. (the “Company”) accepted the resignation of Thomas J. Baldwin as Chairman of the Board of Directors (including as a Director and member of the Executive Committee), President and Chief Executive Officer.

On February 1, 2010, the Company’s Board of Directors, elected Christopher Artinian to serve as its President and Chief Executive Officer and appointed him a Director to fill the vacancy created by Mr. Baldwin’s resignation. Mr. Artinian, 40, has served as Vice President of Eastern Operations for Morton’s of Chicago, Inc. (a subsidiary of the Company) since 2004 and has served in various capacities with subsidiaries of the Company since 1995.

Mr. Artinian’s current base compensation is $193,275, which reflects his prior position as Vice President of Eastern Operations. It is expected that Mr. Artinian’s compensation will be reviewed by the Compensation Committee of the Board of Directors of the Company and modified to reflect his new position with the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit 99.1 Press Release dated February 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morton’s Restaurant Group, Inc.

Date: February 3, 2010	/s/ RONALD M. DINELLA
Ronald M. DiNella
Senior Vice President, Chief Financial Officer And Treasurer